UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 9, 2015

(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.

(Exact name of registrant as specified in its charter)

Canada	1-10351	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 – 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Address of principal executive offices, including zip code)

306 / 933-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 9, 2015, the Board of Directors (the “Board”) of Potash Corporation of Saskatchewan Inc. (the “Company”) appointed Aaron W. Regent, 49, to the Board. In connection with the appointment, the Board of Directors increased its size from eleven to twelve directors. Mr. Regent has also been appointed to serve as a member of the Audit Committee of the Board.

Mr. Regent, of Toronto, Ontario, is the founding partner of Magris Resources Inc., which focuses on the acquisition, development and operation of mining properties. He was previously President and Chief Executive Officer of Barrick Gold Corporation, the world’s leading gold producer. He is also former President and Chief Executive Officer of the global mining company Falconbridge Limited. Following its merger with Noranda, Inc., he was President of the combined company, which had operations in 18 countries.

The Board of Directors has determined that Mr. Regent is an independent director under the “PotashCorp Governance Principles”, National Instrument 58-101 “Disclosure of Corporate Governance Practices” and applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

Mr. Regent will be paid a retainer at an annual rate of $200,000, which is the current annual retainer for outside directors as approved by the Compensation Committee of the Board. He will otherwise participate in the compensation program for outside directors as previously disclosed in the Company’s Notice of Annual and Special Meeting of Shareholders and Management Proxy Circular filed with the Securities and Exchange Commission on February 25, 2015 as Exhibit 99(a) to the Company’s Annual Report on Form 10-K.

A copy of the press release announcing Mr. Regent’s appointment is attached hereto as Exhibit 99(a) and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

99(a)	Press release, dated September 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Robert A. Kirkpatrick
	Name:	Robert A. Kirkpatrick
	Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Dated: September 11, 2015

Index to Exhibits

Exhibit Number	Exhibit Description

99(a)	Press release, dated September 9, 2015